UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2009

SUMMER INFANT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33346	20-1994619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1275 PARK EAST DRIVE

WOONSOCKET, RHODE ISLAND 02895

(Address of Principal Executive Offices)  (Zip Code)

(401) 671-6550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Summer Infant, Inc. (the “Company”) announced today that it has retained Jeffrey L. Hale, 46, as its new Chief Operating Officer.  Mr. Hale’s employment with the Company commenced on July 13, 2009.  Previously, Mr. Hale was an Executive Vice President of Operations at Safety 1st a division of Dorel Juvenile Group of Columbus, Indiana from 1997 through 2004.   Mr. Hale recently served as the Chief Operating Officer at the Bob Barker Company from 2007 to 2009 and was the Senior Vice president of Operations at Fidelity Investments from 2004 to 2006.   He also was the Chief Operating Officer at Berkline/BenchCraft in 2006 and 2007.   He is a graduate of Pepperdine University where he obtained a MBA in 1988.   He also graduated from State University of New York at Brockport where he obtained a BS in Mathematics in 1985.

Compensatory Arrangement with Jeffrey L. Hale

Mr. Hale and the Company have entered into an Employment Offer Letter that provides for an annual salary of $275,000, standard medical and other employment benefits and an annual cash bonus award of up to 35% of Mr. Hale’s annual salary.  For 2009 Mr. Hale will be guaranteed to receive a pro-rated portion of his maximum bonus.  Mr. Hale’s offer letter also provides that he will be reimbursed for relocation costs and expenses up to $125,000.

As an inducement to his joining the Company, the Company’s Compensation Committee have approved granting him (i) an option to acquire up to 175,000 shares of the Company’s common stock at a price per share equal to $2.37, the closing price of the Company’s common stock on the date his employment commenced, which option vests over four years, with the first 50% vesting on July 13, 2011 and the balance vesting in equal annual installments over the following two years and (ii) for 2010 an option to acquire up to 25,000 shares of the Company’s common stock at a price per share equal to the closing price of the Company’s common stock on the date of grant, which option vests over four years, with the first 50% vesting on the second anniversary of the grant date of such option and the balance vesting in equal annual installments over the following two years.  The option is being issued under the Company’s 2006 Performance Equity Plan and is subject to the terms thereof.

As a part of his employment with the Company, Mr. Hale has entered into the Company’s standard Change of Control Agreement.  Which Change of Control Agreement provides a twelve (12) month severance and non-compete period upon a “Change of Control” as defined therein.

ITEM 9.01             Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release of the Company dated July 16, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMER INFANT, INC.

	By:	/s/ Joseph Driscoll
Joseph Driscoll
Chief Financial Officer

Date: July 16, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of the Company dated July 16, 2009.